SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  January 18, 2005

                        The CattleSale Company
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          (Exact name of registrant as specified in its charter)
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           Delaware                001-07636                 74-1605174
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(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
   of Incorporation)                                        Identification No.)


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 9901 IH-10 West, Suite 800, San Antonio, Texas   78230-2292
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(Address of Principal Executive Offices)          (Zip Code)
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Registrant's telephone number, including area code   210-558-2898
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Item 5.   Other Events

     The CattleSale Company announces the formation of Wireless Interface Systems, Inc. and has signed a purchase agreement with IDCOMM, Inc. to purchase IDCOMM, Inc.'s proprietary ISO Memory tag technology and database management system. A press release describing both is attached as exhibit 99.1.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

99.1  Press Release dated January 18, 2005

FOR IMMEDIATE RELEASE


            THE CATTLESALE COMPANY FORMS WIRELESS INTERFACE COMPANY
                    AND PURCHASES IDCOMM RFID PROCESS PATENT

San Antonio, Texas, January 18, 2005...The CattleSale Company (OTC BB "CTLE") announced today that its has created a wholly owned RFID (Radio Frequency Identification) subsidiary, Wireless Interface Systems, Inc, ("WIS") and has signed a purchase agreement with IDCOMM, Inc. to purchase the company's proprietary ISO Memory tag technology and database management system. The IDComm purchase includes the CowTek ISO Memory Tag Technology that CTLE acquired through the acquisition of CowTek Inc earlier in 2004 and the IDComm patent application Serial No. 10/165,775, filed June 7, 2002, which application was published January 30, 2003 under publication No. 2003/0023517 A1 (the "IDC Patent and SmartWare Technology"). The IDComm software system is used for identification and tracing of individual data records that interface with radio frequency identification (RFID) technologies for the purpose of tracking product information through commercial value chains. IDComm has developed a proprietary read/write technology system, SmartWare(TM), which allows each individual user the flexibility of storing data on a product as it progresses from its point of origin to an end-user. This SmartWare(TM) system and method is the "engine" that drives database structures and Input/Output for readers/writers in all RFID frequencies and it is the backbone of the Company's software and hardware products. This wireless system enables the tagged product to become a distributive database containing important information that can be reduced to a read/write format and accessed by stationary or hand held readers. In addition, the system can be interfaced with centralized databases, Barcode or Global Positioning technologies for use in a vast array of business management applications.

The transaction, which is contingent on WIS's successful closing of an equity private placement of approximately $2.0 million dollars scheduled for the end of February 2005, will result in the launching of a RFID Company with cutting edge traceability application software technology in the Food Animal product field and will also have the ability to expand into other non-agricultural commercial applications. At the time of closing, if consummated, CTLE will contribute the assets and liabilities of CowTek Inc into WIS in return for $250,000 cash, 2,000,000 shares of common stock and a one year consulting contract. IDComm will receive a 5% common stock position in WIS, a 5% royalty agreement with a 10 year minimum royalty payment of $150,000 annually. The WIS management team will receive a combined 22% common stock position in WIS in return for employment and consulting contracts. Initially, the senior management team will consist of Dale Schwartz as Chief Executive Officer, Michael Bishop as President and Gary Marsh as Vice President of Development.

Glenn Golenberg, based in Los Angeles, California is acting as a consultant to WIS on the private placement and is a director of WIS.







     Following are brief biographies of the Wireless Interface Systems, Inc Senior Management
Mr. Dale Schwartz, Chief Executive Officer, and a WIS Director, has extensive experience in the formation, financing and expansion of various companies. He was co-founder, co-CEO and currently Director of Pharmaca Integrative Pharmacy, Inc, a unique natural pharmacy retailer. From 1997 to 2000, Mr. Schwartz was chief executive officer of Infigen, Inc., a private biotechnology company commercializing its proprietary nuclear transfer and genomic technologies. From 1991 to 1996, he was chief financial officer of Ribozyme Pharmaceuticals, Inc., a biotechnology company commercializing its Nobel prize-winning genetic engineering technology. Mr. Schwartz has a Bachelor of Arts degree from Colgate University and a Masters in Business Administration from the Harvard Business School.

Dr. Michael D. Bishop, President, received his Bachelor of Science in Agriculture from North Dakota State University and his Masters of Science degree and PhD from The Ohio State University, Columbus specializing in Animal Breeding, Molecular and Quantitative Genetics. He was a Research Geneticist for the United States Department of Agriculture's Agricultural Research Service, where he earned a meritorious service award for scientific achievement as a member of a team of scientists who completed the first genetic linkage maps for cattle and pigs in 1994. In 1997 he co-founded Infigen, Inc., to commercialize nuclear transfer, stem cell and transgenic technologies in the animal production and human healthcare fields. Dr. Bishop served as Director of Research, Vice-president of Research, Chief Technology Officer, President and interim CEO of Infigen during his tenure. Dr. Bishop is co-owner of several animal agriculture companies and currently serves on the Governor's appointed Wisconsin Technology Council.

Mr. Gary F. Marsh, Vice President, Development, founded CowTek, Inc. and was a co-founder of IDComm, Inc. He has designed, developed and manufactured radio frequency identification (RFID) products for over 8-years and has over 20-years of experience in management, manufacturing, engineering and product development. Mr. Marsh holds one patent and is co-inventor of SmartWare(TM) (patent pending). Mr. Marsh is a CPIM, member of the Plastics Engineering Society, and a member of the Micro Electronics Society.

Mr. Glenn Golenberg, Strategic & Financial Advisor, and a WIS Director is co-founder and Managing Director of Golenberg & Company, a merchant-banking firm that invests in and offers financial advisory services to a wide variety of businesses. Mr. Golenberg is also a managing director of The Bellwether Group; a merchant bank providing strategic and financial advisory services to expansion-stage emerging technology and life science related companies. Mr. Golenberg has been in the investment banking industry since 1966 and has arranged financings well in excess of $1 billion and has served as a financial advisor in numerous M&A transactions and financial restructurings. Mr. Golenberg was originally trained as a CPA and received his MBA from the Wharton Graduate School of Business at the University of Pennsylvania.



                                    Contact:
                                David Geiman, CEO
                             The CattleSale Company
                            San Antonio, Texas 78230
                                 (210) 558 2898
         This press release contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the risks associated with entering into a new line of business, changes in product demand, the reliability of the internet, changes in competition, economic conditions, new product development, changes in tax and other governmental rules and regulations applicable to the Company, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release the words "believes," "estimates," "plans," "expects," and "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.






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                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          The CattleSale Company
                                          (Registrant)
Date:  January 18, 2005

                                          By:  /s/ Phillip P. Krumb
                                          Phillip P. Krumb
                                          Chief Financial Officer





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Exhibit 99-1